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                                                                    Exhibit 10.2
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                         Vulcan Ventures Incorporated
                      110 - 110/th/ Avenue N.E., Suite 550
                              Bellevue, WA 98004

                               December 5, 2000

Charter Communications Ventures, LLC
12444 Powerscourt Drive, Suite 100
St. Louis, MO 63131

     Re:   Stock Purchase Agreement dated as of October 19, 2000, by and among
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           Vulcan Ventures Incorporated ("Vulcan"), Charter Communications
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           Ventures, LLC ("Charter") and High Speed Access Corp. ("HSA") (the
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           "Stock Purchase Agreement")
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Gentlemen and Ladies:

     This letter is with regard to the above-referenced Stock Purchase Agreement pursuant to which Vulcan is purchasing 38,000 shares (the "Vulcan Shares") of Series D Senior Convertible Preferred Stock of HSA (the "Series D Preferred") and Charter is purchasing 37,000 shares (the "Charter Shares") of Series D Preferred.

     Pursuant to Section 4(d) of the Certificate of Designation (as defined in the Stock Purchase Agreement), the holders of Series D Preferred, voting separately as a single class, are entitled to elect a variable number of directors to serve on the Board of Directors of HSA.

     This letter is to confirm our agreement that Vulcan will vote the Vulcan Shares, and will cause any shares of Series D Preferred owned by its Affiliates (as defined in the Stock Purchase Agreement) to be voted, in favor of one nominee of Charter and Charter will vote the Charter Shares, and will cause any shares of Series D Preferred owned by its Affiliates to be voted, in favor of one nominee of Vulcan. Vulcan and Charter agree to consult with each other with respect to the nomination of any other directors that the Series D Preferred are entitled to elect. If Vulcan and Charter cannot agree with respect to any such nomination, whichever of Vulcan or Charter, together with its Affiliates, beneficially owns the greater number of shares of Series D Preferred shall be entitled to nominate any such other directors.

     The obligation of Vulcan or Charter (as applicable) to vote for the nominee of the other pursuant to this letter agreement shall terminate when such other party ceases to beneficially own, together with its Affiliates, at least 50% of the Vulcan Shares or Charter Shares (as applicable).

     Pursuant to Section 2.1 of the Registration Rights Agreement (as defined in the Stock Purchase Agreement), the Majority Holders (as defined in the Registration Rights Agreement), are entitled to request by written notice to HSA that HSA effect the registration under the Securities Act of 1933, as amended from time to time, of Registrable Securities (as defined in the Registration Rights Agreement) (the "Demand Registration Rights"). Such Demand Registration Rights may be exercised four (4) times by the Majority Holders during
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the term of the Registration Rights Agreement. Upon the purchase of the Vulcan
Shares pursuant to the Stock Purchase Agreement, Vulcan will be the Majority Holder and thus capable of exercising the Demand Registration Rights.

     This is to confirm our agreement that Vulcan and Charter will cooperate with each other to enable each to exercise two (2) Demand Registration Rights. If either Vulcan or Charter does not need its Demand Registration Rights, Vulcan or Charter, as applicable, will cooperate with the other with a view toward permitting the other to exercise such Demand Registration Rights. In addition, prior to delivering a Demand Notice (as defined in the Registration Rights Agreement), each of Vulcan and Charter agrees to provide the other with at least five (5) days written notice of its intent to provide such Demand Notice.

     If the foregoing accurately reflects your understanding of our agreement, please so indicate by signing all three copies of this letter below, keep a copy for your records, and return the other originals to me.


                                        Very truly yours,

                                        /s/  William D. Savoy
                                        William D. Savoy
                                        President


AGREED TO AND ACCEPTED:

CHARTER COMMUNICATIONS
VENTURES, LLC

By:  /s/  Curtis S. Shaw
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  Curtis S. Shaw
  Senior Vice President,
  General Counsel and
  Secretary

Date:  December 5, 2000